Exhibit 99

                               FIRST NIAGARA BANK
                                   401(k) PLAN

                        Financial Statements and Schedule

                           December 31, 2000 and 1999

                   (With Independent Auditors' Report Thereon)

                               FIRST NIAGARA BANK
                                   401(k) PLAN

                                      Index

                                                                      Page

Independent Auditors' Report                                            1

Statements of Net Assets Available for Plan Benefits
    as of December 31, 2000 and 1999                                    2

Statements of Changes in Net Assets Available for Plan
    Benefits for the years ended December 31, 2000 and 1999             3

Notes to Financial Statements                                           4

Schedule

1   Schedule of Assets Held for Investment Purposes
       as of December 31, 2000                                          8

                          Independent Auditors' Report

The Compensation Committee of
     First Niagara Bank:

We have audited the accompanying statements of net assets available for plan benefits of First Niagara Bank 401(k) Plan as of December 31, 2000 and 1999, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of First Niagara Bank 401(k) Plan as of December 31, 2000 and 1999, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental schedule 1 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                         /s/ KPMG LLP

June 5, 2001

                               FIRST NIAGARA BANK
                                   401(k) PLAN

              Statements of Net Assets Available for Plan Benefits

                           December 31, 2000 and 1999


                                                              2000         1999
                                                           ----------   ---------
Investments:
    Group annuity contract with insurance company          $6,866,331   5,902,054
    First Niagara Financial Group, Inc. common stock        2,501,140   2,277,855
                                                           ----------   ---------

               Total investments                            9,367,471   8,179,909

Contribution receivable - employer                                 78          --
                                                           ----------   ---------

Net assets available for plan benefits                     $9,367,549   8,179,909
                                                           ==========   =========

See accompanying notes to financial statements.

                               FIRST NIAGARA BANK
                                   401(k) PLAN

         Statements of Changes in Net Assets Available for Plan Benefits

                     Years ended December 31, 2000 and 1999

                                                                        2000          1999
                                                                    -----------    ----------
Contributions:
    Employer                                                        $   337,879       282,543
    Employee                                                          1,009,321       970,239
                                                                    -----------    ----------

                                                                      1,347,200     1,252,782
                                                                    -----------    ----------

Investment income:
    Interest and dividends                                              130,333        79,593
    Net appreciation (depreciation) in fair value of investments,
       including realized gains and losses on sales                    (147,937)      354,060
                                                                    -----------    ----------

                                                                        (17,604)      433,653
                                                                    -----------    ----------

               Total contributions and investment income              1,329,596     1,686,435


Transfer in from Albion Federal Savings and Loan Association
    401(k) Plan (note 1)                                                897,034            --
Distributions to participants                                        (1,017,691)     (253,345)
Administrative expenses                                                 (21,299)      (21,395)
                                                                    -----------    ----------

               Net increase                                           1,187,640     1,411,695

Net assets available for plan benefits:
    Beginning of year                                                 8,179,909     6,768,214
                                                                    -----------    ----------

    End of year                                                     $ 9,367,549     8,179,909
                                                                    ===========    ==========


See accompanying notes to financial statements.

                               FIRST NIAGARA BANK
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2000 and 1999

(1)  Description of Plan

     The following description of the First Niagara Bank 401(k) Plan is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     (a) General

          The Plan is a defined contribution plan covering all employees of First Niagara Bank (the Bank), a wholly-owned subsidiary of First Niagara Financial Group, Inc. (FNFG), except employees of Warren-Hoffman & Associates Inc. and NOVA Healthcare Administrators, Inc. (subsidiaries of the Bank) who are covered by a separate plan. On March 24, 2000 FNFG acquired Albion Bank Corp., Inc. On April 20, 2000 the assets of the Albion Federal Savings and Loan Association 401(k) Plan were transferred into the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     (b) Eligibility

          Employees are eligible to participate in the Plan when they reach age 21 and have completed one year of service during which they worked at least 1,000 hours.

     (c) Contributions

          Participants may make contributions to the Plan in the form of salary reductions of up to 15% of their total compensation. The Bank makes matching contributions of 50% of employee contributions, up to a maximum of 6% of the employee's total compensation. Participant contributions are limited by the maximum allowable contribution under the Internal Revenue Code.

     (d) Participants' Accounts

          Each participant's account is credited with contributions and a pro rata share of investment income.

     (e) Vesting

          Participant and employer matching contributions immediately vest 100% to the participant.

     (f) Distributions

          Participants or their beneficiaries are entitled to their entire account balance upon death, retirement or termination of employment, payable in a single sum or in an annuity.

                                       4                             (Continued)

                               FIRST NIAGARA BANK
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2000 and 1999

     (g) Administrative Expenses

          Costs of administering the Plan, except recordkeeping expenses, are borne by the Bank.


(2) Summary of Significant Accounting Policies

     (a) Basis of Presentation

          The accompanying financial statements have been prepared on the accrual basis of accounting.

     (b) Investments

          The Guaranteed Interest Account is carried at fair value, which approximates contract value (original investment plus accrued interest). Investments in the pooled separate accounts of the Principal Mutual Life Insurance Company (Principal) are carried at fair value based on the fair values of the underlying assets. Investments in common stock are valued based on quoted market prices. Investment income includes unrealized appreciation or depreciation in the value of the investments. Investment transactions are recorded on the trade date.

     (c) Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes therein. Actual results could differ from those estimates.

(3) Investments

     Contributions to the Plan are invested under a group annuity contract with Principal. Plan participants may allocate their funds among one or more of the following investment accounts under the contract:

          o Guaranteed Interest - A general investment account comprised of guaranteed interest contracts maturing at various dates through December 31, 2002.

          o Money Market - A pooled separate account which is comprised of commercial paper, U.S. government and agency securities and other short-term interest-bearing securities.


                                       5                             (Continued)

                               FIRST NIAGARA BANK
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2000 and 1999



          o Bond and Mortgage - A pooled separate account which is comprised of intermediate-term commercial mortgages and mortgage-backed securities.

          o Large Cap Stock Index - A pooled separate account which is comprised of the stocks included in the Standard & Poor's 500 Stock Index.

          o Large Company Blend - A pooled separate account which is comprised of equity securities of large capitalized domestic companies.

          o Small Company Blend - A pooled separate account which is comprised of equity securities of small to medium capitalized domestic companies.

     In addition, Plan participants may also allocate their contributions to the purchase of FNFG common stock.

     Net appreciation (depreciation) in fair value of investments for the years ended December 31, 2000 and 1999 are as follows:

                                                                2000             1999
                                                             ---------        --------
        Group annuity contract with Insurance
            Company                                          $(269,593)        414,691
        FNFG common stock                                      121,656         (60,631)
                                                             ---------        --------

                  Total                                      $(147,937)        354,060
                                                             =========        ========

       Individual investments that comprise 5% or more of the Plan's net assets available for plan benefits at December 31, 2000 and 1999 are as follows:

                                                                2000             1999
                                                             ----------       ---------
        Principal Mutual Life Insurance Company:
             Guaranteed Interest Account                     $1,325,091       1,163,720
             U.S. Stock Account                                      --       2,055,846
             Large Cap Stock Index Account                    2,014,029       1,921,782
             Large Company Blend                              2,082,227              --
             Small Company Blend                                738,423              --
        FNFG common stock                                     2,501,140       2,277,855
                                                             ==========       =========


                                       6                             (Continued)

                               FIRST NIAGARA BANK
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2000 and 1999

(4) Federal Income Taxes

     The Plan has received a favorable determination letter as to its tax-exempt qualified status from the Internal Revenue Service dated July 24, 1998 covering the Plan as amended through January 27, 1998. The Plan was restated effective January 1, 2000. The Plan Sponsor does not believe that the restatement will adversely affect the tax status of the Plan. The Plan's management has represented that the Plan has been operated in accordance with its terms. Accordingly, there is no provision for income taxes in these financial statements due to the applicable exemptions under Sections 401 and 501 of the Internal Revenue Code.

(5) Plan Termination

     Although it has not expressed any intent to do so, the Bank has the right to discontinue its matching contribution at any time or to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, participants will be entitled to the entire amount of their account at the date of such termination.

(6) Subsequent Events

     The Plan was amended effective January 1, 2001 to change its name to the First Niagara Financial Group 401(k) Plan and to revise the Plan features and benefits as outlined below. With this amendment, FNFG adopted the Plan and became the sponsor, certain subsidiaries commenced participation in the Plan, and the Plan's investment options were expanded.

     Significant revisions to Plan features and benefits included the following:

          Eligibility - All full-time and part-time employees are eligible to participate in the Plan when they reach age 21 and have completed three months of employment, rather than 1000 hours.

          Employer Contributions - The Plan sponsor's matching contributions increased from 50% to 75% of employee contributions, up to a maximum of 6%.

          Vesting - Participants become vested in employer contributions based on a percentage that increases each year over a period of six years when the vesting percentage is 100%.

          Participant Loans - Participants may generally borrow a portion of their account balance from a minimum of $1,000. Loans are limited to one per employee at a time.

                                                                      Schedule 1


                               FIRST NIAGARA BANK
                                   401(k) PLAN

                 Schedule of Assets Held for Investment Purposes

                                December 31, 2000

                                                                                            Current
          Identity of issue                              Description                         Value
-------------------------------------------  --------------------------------------       -----------
Group annuity contract with Principal
  Mutual Life Insurance Company:*

       Guaranteed Interest Account           Guaranteed interest contracts
                                                maturing at various dates through
                                                December 31, 2002                         $ 1,325,091

       Money Market Account                  Pooled separate account investing
                                                in money market instruments                   299,254

       Bond and Mortgage Account             Pooled separate account investing
                                                in fixed income securities                    407,307

       Large Cap Stock Index Account         Pooled separate account investing
                                                in corporate stocks                         2,014,029

       Large Company Blend                   Pooled separate account investing
                                                in corporate stocks of large
                                                capitalized companies                       2,082,227

       Small Company Blend Account           Pooled separate account investing
                                                in corporate stocks of small to
                                                medium capitalized companies                  738,423

First Niagara Financial Group, Inc.*         Common stock (231,319 shares)                  2,501,140
                                                                                          -----------

                                                                                          $ 9,367,471
                                                                                          ===========


*Person named is a party-in-interest.


                                       8